STOCK REPURCHASE AGREEMENT AMONG
TABOOLA.COM LTD. AND
Pitango Venture Capital Fund VI, L.P. Pitango Venture Capital Fund VI-A, L.P.
Pitango Venture Capital Principals Fund VI, L.P.

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”), dated as of November 10, 2025, notwithstanding any earlier date of execution reflected in the DocuSign timestamp, is made by and among
Taboola.com Ltd., a company organized under the laws of the State of Israel (“Taboola” or “Buyer”) and Pitango Venture Capital Fund VI, L.P., Pitango Venture Capital Fund VI-A, L.P. and Pitango Venture Capital Principals Fund VI, L.P. (together: “Selling Stockholder”).
WHEREAS, the Selling Stockholder and Buyer propose to enter a transaction whereby the Selling Stockholder shall sell to Buyer, and Buyer shall purchase from the Selling Stockholder, certain outstanding Taboola Ordinary Shares, no par value (the “Shares”), as set forth in this Agreement (the “Repurchase Transaction”);
NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I REPURCHASE
Section 1.1 Repurchase of Shares.
(a)Under the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below) on the date of this Agreement, Selling Stockholder will sell to Buyer 6,387,648 Shares (the “Purchased Shares”), at a price per share of $3.67 which is equal to the volume weighted average price of Taboola Ordinary Shares on the Nasdaq Global Select Market for the five (5) business days ending on November 7, 2025, for a total purchase price of
$23,442,668.16 (the “Purchase Price”).
Section 1.2 Closing. The closing (the “Closing”) of the Repurchase Transaction shall occur on November 10, 2025 or at such other time and date (not later than November 15, 2025) as Buyer and the Selling Stockholder may agree in writing.
Section 1.3 Deliveries.
(a)At the Closing, Selling Stockholder shall deliver or cause to be delivered to Buyer (collectively, the “Selling Stockholder’s Closing Deliveries”):

(i)the aggregate number of Purchased Shares free and clear of any Lien (as defined below) via electronic transfer to the Buyer; and

(ii)one duly completed and executed original of Internal Revenue Service (the “IRS”) Form W-9 or IRS Form W-8BEN, as applicable, for the Selling Stockholder.

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(b)At the Closing, Taboola shall deliver to the Selling Stockholder the aggregate Purchase Price, payable by wire transfer of immediately available funds to the account or accounts that the Selling Stockholder has designated on Annex B.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER
The Selling Stockholder represents and warrants to Buyer, jointly and severally, as follows:
Section 2.1 Title to Shares. As of the Closing, the Selling Stockholder shall own and shall deliver the Shares, free and clear of any and all option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, tax, claim or charge of any kind or right of others of whatever nature, other than any arising out of, resulting from or in connection with this Agreement (collectively, a “Lien”).
Section 2.2 Authority Relative to this Agreement. Pitango V.C. Fund VI, L.P. (the “General Partner of the Selling Stockholder”) and Pitango G.P. Capital Holdings Ltd. (the “GPGP of the Selling Stockholder”) acting on behalf of the Selling Stockholder has authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Selling Stockholder and constitutes the Selling Stockholders’ valid and binding obligations, enforceable against the Selling Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.
Section 2.3 Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by any the Selling Stockholder for the execution, delivery or performance of this Agreement or the consummation by the Selling Stockholder of the transactions contemplated hereby.
Section 2.4 Receipt of Adequate Information. The Selling Stockholder has received all the information it considers necessary or appropriate for deciding whether to sell the Shares hereunder, and further represents, acknowledges and agrees as follows:

(a)the Selling Stockholder has reviewed, or had the opportunity to review, Taboola’s Annual Report on Form 10-K for the year ended December 31, 2024, all subsequent Taboola filings with the Securities and Exchange Commission, other publicly available information regarding Taboola, and such other information that it and its advisers deem necessary to make its decision to enter into the Repurchase Transaction;
(b)the Selling Stockholder has evaluated the merits and risks of the Repurchase Transaction based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as they deemed necessary; the Selling Stockholder has made their own decision concerning the Repurchase Transaction without reliance on any representation or warranty of, or advice from, Taboola except as set forth in this Agreement;
(c)neither Taboola nor any of its officers, affiliates, stockholders, employees or agents (i) has been requested to or provide or has provided the Selling Stockholder with any information or advice with respect to the Shares nor is such information or advice necessary or desired, or (ii) has made or makes any representation or warranty as to Taboola or the Shares except as set forth in this agreement;
(d)the Selling Stockholder acknowledges and understands that (i) Taboola may possess material nonpublic information regarding Taboola not known to the Selling Stockholder that may impact the value of the Shares, including, without limitation, (ii) information received by Taboola representatives in their capacities as directors, officers, significant stockholders and/or affiliates of Taboola, (iii) information otherwise received by Taboola representatives from Taboola on a confidential basis, and (iv) information received on a privileged basis from the attorneys and financial advisers representing Taboola and its Board of Directors (collectively, the "Information"), and that Taboola is not disclosing the Information to the Selling Stockholder. The Selling Stockholder understands, based on their experience, the disadvantage to which the Selling Stockholder is subject

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due to the disparity of information between Taboola and the Selling Stockholder. Notwithstanding such disparity, the Selling Stockholder deems it appropriate to enter into this Agreement and to consummate the Repurchase Transaction;
(e)Selling Stockholder agrees that neither Taboola, nor any of its officers, directors or other affiliates, stockholders, employees or agents have any liability to the Selling Stockholder whatsoever due to or in connection with Taboola's use or non-disclosure of the Information in connection with the Repurchase Transaction; and

(f)Selling Stockholder acknowledges that (i) Taboola is relying on the Selling Stockholders’ representations, warranties, acknowledgments and agreements in this Agreement as a condition to proceeding with the Repurchase Transaction; and (ii) without such representations, warranties and agreements, Taboola would not enter into this Agreement or engage in the Repurchase Transaction.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to the Selling Stockholder as follows:
Section 3.1 Authority Relative to this Agreement. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, have been duly authorized by Buyer’s board of directors, and no other company or stockholder proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.
Section 3.2 Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by Buyer for the execution, delivery or performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby.
Section 3.3 Funds. Buyer has and will have as of the Closing sufficient cash available to pay the Purchase Price to the Selling Stockholder on the terms and conditions contained herein.
Section 3.4 Material Non-Public Information. Buyer has not provided Selling Stockholder with any information which constitutes material non-public information as of the date hereof, or that would constitute material non-public information as of the Closing.

ARTICLE IV ADDITIONAL AGREEMENTS
Section 4.1 Further Assurances. The Buyer and Selling Stockholder (each a “Party” and collectively the “Parties”) shall take such actions and execute, acknowledge and deliver such agreements, instruments and other documents as another Party may reasonably require from time to time to carry out the purposes of this Agreement.
Section 4.2 Public Announcements. Except as may be required by applicable law, rule or regulation of any governmental authority or self-regulatory organization or any judicial, administrative or legal order, no Party hereto shall make any public announcements or otherwise communicate with any media or other third party with respect to this Agreement or any of the transactions contemplated hereby (a “Public Announcement”), without (a) in the case of any such announcements or communications by Selling Stockholder, reasonably prior consultation with the Buyer and (b) in the case of any such announcements or communications by the Buyer, reasonably prior consultation with Selling Stockholder, in each case as to the timing and contents of any such announcement or communications. Notwithstanding the foregoing, nothing contained herein shall prevent any Party from timely making any required filings with any governmental entity or, in the case of Taboola, disclosures with NASDAQ or

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for the avoidance of doubt, the Securities and Exchange Commission, if any, as may, in its judgment, be required in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, nor shall anything contained herein prevent Taboola or its affiliates from making any Public Announcement that it believes, after consultation with counsel, is reasonably necessary for disclosure purposes.
Section 4.3 Withholding. Buyer shall pay the Purchase Price to the Selling Stockholder, as directed by the Selling Stockholder, free and clear of, and without reduction or withholding for, any taxes. Notwithstanding the foregoing, Selling Stockholder shall indemnify Buyer against any and all taxes (and any and all related losses, claims, liabilities, penalties, interest, and expenses) incurred by or asserted against Buyer by the IRS or any other governmental authority as a result of Buyer’s failure to deduct and withhold the proper amount of tax from the Purchase Price for any reason.
ARTICLE V MISCELLANEOUS
Section 5.1 Termination. This Agreement shall terminate automatically without any requirement for notice if the Closing shall not have occurred by November 15, 2025; provided that if the Closing does not occur by such date due to a Party failing to perform or observe any of its obligations or closing conditions hereunder (any such Party being a “Breaching Party”), then the Breaching Party shall be liable to any non-Breaching Party to the fullest extent permitted by law.
Section 5.2 Savings Clause. No provision of this Agreement shall be construed to require any Party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.
Section 5.3 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
Section 5.4 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.
Section 5.5 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement other documents and instruments referred to herein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related to the subject matter hereof in any way.
Section 5.6 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any Party under this Agreement shall be assigned, in whole or in part by any Party without the prior written consent of the other Parties.
Section 5.7 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
Section 5.8 Remedies.
(a)Each Party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-Breaching Party shall have the right to an injunction, temporary restraining order or other equitable

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relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each Party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
(b)All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.
Section 5.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.
If to Taboola:
Taboola.com Ltd. c/o Taboola, Inc.
2120 Colorado Avenue
Suite 400
Santa Monica, CA 90404 Email: [*]
Attn: General Counsel

If to Selling Stockholder: Eyal Klein
Landmark TLV Building Leonardo da Vinci St 2, 41st Floor Tel Aviv-Yafo, 6473309
Email: [*]
Section 5.10 Governing Law; Consent to Jurisdiction.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its principles of conflicts of law. Each of the Parties hereto hereby irrevocably and unconditionally consents exclusively to personal jurisdiction and venue, and agrees that any legal action, investigation, proceeding or other governmental action (collectively, “Litigation”) arising out of or relating to this Agreement will be brought exclusively, in the U.S. federal or New York state courts located in the County of New York, New York. Each of the Parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 5.10, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

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(b)Each of the Parties expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of New York and of the United States of America; provided that consent by the Parties to jurisdiction and service contained in this Section 5.10 is solely for the purpose referred to in this Section 5.10 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose.
Section 5.11 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Stock Repurchase Agreement to be duly executed and delivered as of the date first above written.

Taboola.com Ltd.

    By: /s/ Stephen Walker
Name: Stephen Walker
Title: Chief Financial Officer

Pitango Venture Capital Fund VI, L.P.
Pitango Venture Capital Fund VI-A, L.P.
Pitango Venture Capital Principals Fund VI, L.P.

    By: /s/ Eyal Klein /s/ Nechemia Peres
Pitango V.C. Fund VI, L.P.
The General Partner of the Selling Stockholder

    By: /s/ Eyal Klein /s/ Nechemia Peres
    Pitango G.P. Capital Holdings Ltd.
    The GPGP of the Selling Stockholder

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Annex A to
Stock Repurchase Agreement

Name of Selling Stockholder	Number of Shares
Pitango Venture Capital Fund VI, L.P.	5,541,515
Pitango Venture Capital Fund VI-A, L.P.	713,899
Pitango Venture Capital Principals Fund VI, L.P.	132,234
Total	6,387,648

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Annex B to
Stock Purchase Agreement
Selling Stockholder’s Bank Account Information

                        [*]

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